EXHIBIT 10.2


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C L I F F O R D

C H A N C E

P U N D E R



                                                               Execution Version



                           MERCER INTERNATIONAL, INC.
                            STENDAL PULP HOLDING GMBH
                           RWE INDUSTRIE-LOSUNGEN GMBH
                            AIG ALTMARK INDUSTRIE AG
                                       and
                              FAHR BETEILIGUNGEN AG


                             ZELLSTOFF STENDAL GMBH


                                       and

               BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT



                         SHAREHOLDERS' UNDERTAKING AGREEMENT


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                                    CONTENTS

CLAUSE                                                       PAGE

1.   Definitions and Interpretation                             1

2.   Undertakings                                               3

3.   Representing and Warranties                               13

4.   Funding and Shareholder Contributions and Nature
       of Obligations                                          18

5.   Guarantee                                                 20

6.   Conflict                                                  23

7.   Taxes                                                     23

8.   Indemnities                                               23

9.   Assignments and Transfer                                  24

10.  Remedies and Waivers, Cumulative Rights, Partial
       Invalidty                                               25

11.  Notices                                                   25

12.  Counterparts                                              28

13.  Process Agent                                             29

14.  Governing law                                             29

SCHEDULE 1 Terms Of Shareholders Loans                         30


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THIS  AGREEMENT  is  made  on  26  August  2002

BETWEEN

(1) MERCER INTERNATIONAL, INC. ("Mercer International"), RWE INDUSTRIE-L OSUNGEN GmbH ("RWE-IN") and AIG ALTMARK INDUSTRIE AG ("AIG") and FAHR BETEILIGUNGEN AG ("FAHR") (together the "Sponsors");

(2) STENDAL PULP HOLDING GmbH ("SP Holding"), RWE-IN and FAHR (together the "Shareholders");

(3)     ZELLSTOFF  STENDAL  GmbH  (the  "Borrower");

(4)     MERCER  INTERNATIONAL,  INC.  (the  "Guarantor");  and

(5) BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT for itself as Arranger, Agent, Security Agent and an Original Lender and on behalf of the Lenders.

WHEREAS

(A) The Borrower is a special purpose project company created as a limited liability company in 1996 to undertake the Project.

(B) Mercer International, RWE-IN, FAHR and AIG are the sponsors of the Project.

(C) The Shareholders are shareholders in the Borrower. SP Holding is a wholly-owned subsidiary of Mercer International and FAHR is AIG's holding company.

(D) The Lenders have agreed to provide the Borrower with a project finance facility in the amount of EUR 827,950,000 pursuant to the terms of the Facility Agreement.

(E) The entering into of this Agreement by the parties is a condition precedent to the obligations of the Lenders under the Facility Agreement.
IT  IS  AGREED  as  follows:

1.     DEFINITIONS  AND  INTERPRETATION

1.1     Definitions

Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Facility Agreement. The following terms shall have the following meanings when used herein:

"Agreement"  means  this  agreement  and  includes  the  schedules  hereto.

"Approved Cost Overruns" means Cost Overruns approved by the Agent as provided in Clause 3.4.4 of the Facility Agreement.

"Capital Contributions" means the subscription and purchase of Shares. "Contractors" means all suppliers, contractors, employees and agents of the Borrower.

"Facility Agreement" means the project financing facility agreement bearing or intended to bear even date herewith between the Borrower, the Agent, the Security Agent, the Arranger and the Original Lender.

"Obligor" means each of the Sponsors and the Shareholders and the Guarantor. "Shareholder Criteria" means in relation to any Transferee, that:

(a) such person, its assets or its country of residence or incorporation, is not subject to any economic or political sanctions;

(b) such person has delivered to the Agent its most recent three consecutive years of audited financial statements which (except in any case where its obligations are guaranteed by Mercer International) demonstrate to the satisfaction of the Agent that such person could reasonably be expected to fulfil its future obligations under the Financing Documents.

"Shareholder Percentage" means in relation to a Shareholder the percentage set out opposite its name in Clause 2.6.2 (a) as the same may be reduced by any transfer made in accordance with the Transfer Conditions and in relation to any other person who becomes a Shareholder in accordance with the Transfer Conditions such percentage as may be specified in the document referred to in
(c)  of  the  definition  thereof.

"Stand-By  Equity  Amount"  bears  the  meaning  ascribed  thereto  in  Clause
2.6.2(a).

"Transfer  Conditions"  means,  in  relation  to  any  disposal of Shares, that:

(a)     the  Transferee  satisfies  the  Shareholder  Criteria;

(b) the person intending to dispose of Shares has provided the Agent with at least 60 days' notice of the identity of the Transferee together with details


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of the number of Shares that are to be transferred to and the amount of
Shareholder Loans  that  are  to  be  assumed  by  the  Transferee;

(c) the Transferee has become bound by the terms of the Shareholders Agreement, Shareholder Loans and this Agreement by execution of such document as the Agent may reasonably require specifying, inter alia, its Shareholder Percentage and has delivered a legal opinion in form and substance satisfactory to the Agent addressing the representations set out in Clause 3.1 (Individual Shareholder Representations and Warranties);

(d) the Shares which are the subject of the disposal remain subject to the Security; and

(e) the Transferee has provided Stand-By Equity Security in relation to its pro rata share of any remaining Stand-By Equity Amount.

"Transferee" means a person to whom a Shareholder intends, in conformity with the provisions hereof and the constitutive documents of the Borrower, to dispose of all or part of its Shares and Shareholder Loans.

1.2     Interpretation
Any reference in this Agreement to a "Clause" or "Schedule" shall, subject to any contrary indication, be construed as a reference to a clause or schedule hereof.

The provisions of clauses 1.2 to 1.7 of the Facility Agreement shall apply to this Agreement, mutatis mutandis, as if set out in full herein.

1.3 In respect of any obligations of the Shareholders and the Borrower hereunder, whether for payment of money or otherwise, the Agent shall be authorised and entitled to demand payment or performance in accordance with the terms of such obligations as set out herein.

2.     UNDERTAKINGS

2.1     Undertakings  of  SP  Holding
So long as the Borrower has any liability to the Lenders under the Facility Agreement SP Holding shall:

2.1.1 unless otherwise consented to in writing by the Majority Lenders, at all times maintain control over at least 51 % of the voting rights attached to the Shares; and


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2.1.2     not  dispose  of  any  of its Shares unless it has first satisfied the
Transfer  Conditions.

2.2     Undertakings  of  Mercer  International
So long as the Borrower has any liability to the Lenders under the Facility Agreement and unless otherwise consented to by the Majority Lenders, Mercer International shall at all times with effect from Financial Close ensure that on a fully diluted basis its aggregate direct or indirect shareholding in the Borrower equals or exceeds 51% of the voting rights in the Borrower.

2.3     Undertakings  of  RWE-IN
So long as the Borrower has any liability to the Lenders under the Facility Agreement RWE-IN shall:

2.3.1 with effect from Financial Close at all times until Acceptance maintain directly or indirectly ownership of not less than 29.4 per cent. of the Share Capital and thereafter, so long as it has any liability under Clause 2.6.2 of this Agreement, only dispose of its Shares after it has satisfied the Transfer Conditions;

2.3.2 notify the Agent forthwith upon becoming aware of any change in the terms of, cancellation, revocation or replacement of the RWE profit and loss transfer agreement between RWE AG and RWE Solutions AG dated 27/29 June 2000; and

2.3.3 procure the issue by RWE Solutions AG of any payment security requested by the EPC Contractor under the EPC Contract.

2.4     Undertakings  of  FAHR
So long as the Borrower has any liability to the Lenders under the Facility Agreement FAHR shall with effect from Financial Close at all times until Acceptance maintain directly or indirectly ownership of not less than 7.00 per cent of the Share Capital of the Borrower and thereafter, so long as it has any liability under Clause 2.6.2 of this Agreement, only dispose of its shares after it has satisfied the Transfer Conditions; and


2.5     Undertakings  of  AIG
So long as the Borrower has any liability to the Lenders under the Facility Agreement AIG shall co-operate with and provide all reasonable assistance to the Borrower and its Contractors in relation to all matters concerning the Site and any land adjoining the Site.


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2.6     Undertakings  of  the  Shareholders
Each of the Shareholders undertakes to the Lenders that it shall so long as the Borrower has any liability to the Lenders under the Facility Agreement:

2.6.1 Initial Shareholder Contributions: on a several basis, make Shareholder Contributions at Financial Close as follows:

Share  Capital               Euro  14,744,354
Shareholder  Loans           Euro  55,255,646

For  such  purpose  the  Shareholders  shall  contribute  the following amounts:




Table 1              Capital Contributions            Shareholder Loans
-------              ---------------------            -----------------

SP Holding           Euro 9,442,820                   Euro 35,063,180
RWE-IN               Euro 4,291,824                   Euro 16,302,176
FAHR                 Euro 1,009,710                   Euro 3,890,290
Total                Euro 14,744,354                  Euro 55,255,646
                     ==================================================




Against those Shareholder Loans, a Shareholder may set off any Shareholder Loans which have already been made (SP HOLDING in the amount of EUR 4,648,526; RWE-IN in the amount of 11,055,891; FAHR in the amount of EUR 3,888,048) but only after the following amounts have been deducted at Financial Close:

* Parts of the Shareholder Loans made by RWE-IN in the amount of EUR 1,095,427 to finance non-approved development costs;

* RWE-IN's share in the amount of EUR 676,046 in the total option costs for keeping the Site available (in the amount of EUR 1,577,335), as shown on page 9 of, and the annex to the schedule to, the auditor's report for the financial year of the Borrower ending 31 December 2001;

* RWE-IN's share in the amount of EUR 360,339 in the ancilliary costs of the Site;

and  the  following  amount  has  been  added:

* the liabilities owed by the Borrower to FAHR for delivery and performance in the amount of EUR 274,580, whereas this amount is a partial amount of the liabilities of the Borrower to AIG for delivery and performance in the overall amount of EUR 985,023 (cf. Limited Scope Review by


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PricewaterhouseCoopers  dated  31 July 2002, p. 26, Liabilities to Shareholders, paragraph  AIG/FAHR,  row  Trade  Liabilities).

Of the Shareholder Loans to be made in accordance with Table 1 of this Clause 2.6.1, the following loans have thus already been made taking into consideration that FAHR has assigned Shareholder Loans capable of being set off in an amount of EUR 272,338 to RWE-IN:



                  Shareholder Loans             Shareholder Loans
Table 2           before assignment             after assignment
-------           -----------------             -----------------

SP HOLDING        Euro   4,648,526              Euro   4,648,526
RWE-IN            Euro   8,924,079              Euro   9,196,417
FAHR              Euro   4,162,628              Euro   3,890,290
Total             Euro   17,735,233             Euro   17,735,233
                  ===============================================




After deductions (and after assignment to RWE-IN of the EUR 272,338 mentioned in the previous paragraph), the Shareholders shall make the following Shareholder Loans at Financial Close.:




Table 3                 Shareholder Loans
-------                 -----------------

SP HOLDING              Euro 30,414,654
RWE-IN                  Euro 7,105,759
FAHR                    Euro 0




Each Shareholder undertakes, until after Financial Close, not to demand or accept repayment of any Shareholder Loans that may be set off under Clause 2.6.1, Table 2 or to allow the distribution of any reserves. In addition, immediately after Financial Close, the Shareholders will have the Agent choose and mandate a firm of auditors company to confirm whether the Shareholders have complied with their obligations to make Shareholder Loans in the amounts stated in Clause 2.6.1, Table 1, also taking into consideration the amounts allowed to be set off under this Clause 2.6.1 . Such firm of auditors will certify and produce their findings at Financial Close, including an account audit and an audit of the ancilliary costs for RWE-IN, AIG, Thyssen Rheinstahl Technik GmbH and its successor in title Thyssen Rheinstahl Technik Projektgesellschaft mbH who have contributed funds in connection with the purchase of the Borrower's Site, and a complete account statement (Summen- und Saldenliste). Should the report reveal any discrepancy between the Shareholder Loans to be made by a Shareholder under Clause 2.6.1, Table 1 and the Shareholder Loans actually made, the respective Shareholder shall immediately make another Shareholder Loan covering the amount that is outstanding taking into account any amounts allowed to be set off under Clause 2.6.1 provided that such amounts were confirmed by the findings of the firm of auditors, as indicated above. Should the report reveal that the total of the audited ancilliary costs for which RWE-IN, AIG, Thyssen Rheinstahl Technik GmbH and its successor in title Thyssen Rheinstahl Technik Projektgesellschaft mbH have provided the Borrower with certain funds in connection with the purchase of the Borrower's Site do not exceed the payments in the amount of EUR 2,708,339 to be refunded to RWE-IN, AIG and Thyssen Rheinstahl Technik Projektgesellschaft mbH under the Facility Agreement and this Agreement, then RWE-IN and AIG will be jointly and severally liable to provide the difference to the Borrower as a capital contribution. The Borrower shall bear the costs of such an audit.

2.6.2
   (a) Stand-By Equity Amount: on a several basis, make Shareholder Contributions upon demand from the Agent or the Borrower in the manner set out in this Clause 2.6.2(b) in an aggregate amount of EUR 30 million ("Stand -By Equity Amount"), which shall be contributed by each Shareholder pro rata in the following amounts:




                        EUR                 %

SP Holding              19,074,000        63.58
RWE-IN                  8,826,000         29.42
FAHR                    2,100,000         7.00
                        =======================
Total                   30,000,000          100




   (b) Approved Cost Overrun, DSRA Support and Government Grant: on a several basis, the Shareholders shall pay upon demand from the Agent or the Borrower from time to time, out of the Stand-By Equity Amount to the extent the Borrower has insufficient freely available funds to pay the relevant amount when due:

        (i) an amount equal to any Approved Cost Overruns incurred by the Borrower on or before Acceptance (including with respect to Post-Acceptance Costs) that are less than or equal to EUR 15 million, it being understood that any Approved Cost Overruns incurred by the Borrower in excess of EUR 15 million but less than or equal to EUR 45 million will be paid by the Borrower by drawing on Tranche D2 under the Facility Agreement;

       (ii) an amount equal to any Approved Cost Overruns incurred by the Borrower on or before Acceptance (including with respect to Post-Acceptance Costs) that are greater than EUR 45 million but less than or equal to EUR 60 million; and

      (iii) an amount, for the purposes of funding the Debt Service Reserve Account at Acceptance, equal to the lesser of:

              (1)     EUR  15  million;  and

              (2) the Stand-By Equity Amount less any amounts paid to the Borrower pursuant to Clauses 2.6.2(b)(i) and (ii) ;

       (iv) an amount equal to any amount by which Tranche A must be prepaid to meet the EU-Equity Test equal to the lesser of:

              (1)     the  amount  required  to  be  prepaid;  and

              (2) the Stand-By Equity Amount less any amounts paid to the Borrower pursuant to Clauses 2.6.2(b)(i),(ii), (iii), and (iv);

        (v) an amount equal to any shortfall in Government Grants (not already funded pursuant to a payment to the Borrower pursuant to Clauses 2.6.2(b)(i) or (ii) or by a drawing on Tranche D2 under the Facility Agreement) as finally calculated one month prior to the First Repayment Date, equal to the lesser of

              (1)     such  shortfall;  and

              (2) the Stand-By Equity Amount less any amounts paid to the Borrower pursuant to Clause 2.6.2(b)(i), (ii) , and (iii) ;

       (vi) an amount, for the purposes of funding the Equity Reserve Account on or before the First Repayment Date, equal to the lesser of:

              (1)     EUR  15  million;  and

              (2) the Stand-By Equity Amount less any amounts paid to the Borrower pursuant to Clause 2.6.2(b)(i), (ii), (iii), (iv) and (v) less in each case the amount of any Excess Start-Up Cash Flows provided that if the Borrower has insufficient cash to make the First Repayment as required under the Facility Agreement, then any amount by which the shareholders contributions under this sub-clause (vi) may have been reduced on account of any Excess Start-Up Cash Flows shall be ignored and an amount equal to such reduction shall forthwith become due and payable by the Shareholders on a several basis;

   (c) Shareholders' Proportion: each amount payable under Clause 2.6.2(b) shall be contributed by each Shareholder within five days of demand therefore from the Borrower or the Agent pro rata in its Shareholder Percentage at the time such demand is made.

2.6.3     Stand-By  Equity  Security

   (a) As security for the payment obligations set out in Clause 2.6.2 each Shareholder shall provide to the Lenders, prior to Financial Close, Stand-By Equity Security in the amount set out next to its name in Clause 2.6.2(a).

   (b) To the extent a Shareholder elects to provide the Stand-By Equity Security in the form of an interest-bearing cash deposit, the following conditions must be met:


        (i) The cash deposit needs to be in the form of a term deposit for terms between 1 and 6 months or in the form of call money or overnight money (a "Cash Deposit");

       (ii) Such deposits must be held on accounts with the Agent or HVB Banque Luxembourg Societe Anonyme or in the case of call money or overnight money with HVB Banque Luxembourg Societe Anonyme and pledged in favour of the Lenders in accordance with the provision contained in the definition of Stand-By Equity Security in the Facility Agreement;

      (iii) To the extent a Shareholder does not fulfil its payment obligations pursuant to Clause 2.6.2(b) , such Shareholder and/or the Agent may cancel the Cash Deposits of such Shareholder to the effect that an amount sufficient to meet the relevant Shareholder's payment obligations under Clause 2.6.2(b) is available from the Cash Deposits. The Agent is entitled to apply such amounts from the Cash Deposits in fulfilment of the relevant Shareholder's payment obligation. The aforementioned cancellation right of the Agent does not exist if the respective Shareholder informs the Agent within the time period pursuant to Clause 2.6.2(c) that it will provide the amount due as Shareholder Contribution pursuant to Clause 2.6.2(c) from its own source and not from the Stand-By Equity Security, unless the relevant amount is not paid in as Shareholder Contribution on the due date.


       (iv) A Shareholder may cancel any term deposit if it wants to convert it into another kind of Cash Deposit.

        (v) It will be the sole responsibility of each of the Shareholders to choose the right terms for the term deposits to meet in respect of the respective maturity of the term deposits the relevant point in time at which amounts will be needed in order to meet the Shareholders' payment obligations under Clause 2.6.2(b). Any loss of interest due to any premature cancellation of the term deposits shall exclusively be borne by the respective Shareholder whose term deposits were cancelled. The respective Shareholder who has prematurely cancelled, or in whose interest the Agent has prematurely cancelled, term deposits shall indemnify the Agent or HVB Banque Luxembourg Societe Anonyme as account holding bank, as the case may be, for any breakage costs the respective account holding bank has incurred due to such cancellation.


   (c) The interest received on the Cash Deposits can be claimed by the relevant Shareholder.

2.6.4 Shareholder Loans: provide or have provided on a pro rata basis Shareholder Loans in the amounts set out in Clause 2.6.1 to the Borrower on the Terms set out in Schedule 1, a copy of which it will provide to the Agent and not accept payment whether of principal, interest or otherwise by the Borrower under the Shareholder Loans, if such payment would constitute a breach by the Borrower of its undertakings pursuant to Clauses 9.4.3 (c) (Restricted Application) and 21.2.10 (Shareholder Loans) of the Facility Agreement and shall comply at all times with and shall not amend, vary or waive the terms of the Shareholder Loans. It will further not accept security from the Borrower in respect of the Borrower's obligations under any Shareholder Loan, set off against any payments under any Shareholder Loan any payment obligation owing by it or make any application for the commencement of insolvency proceedings in relation to the Borrower based on its claims under any Shareholder Loan. The maximum rate of interest chargeable on Shareholder Loans shall be 7% p.a. and interest thereon may not be payable before the First Repayment Date and thereafter only on Repayment Dates. Payment of interest under any Shareholder Loan otherwise permitted to be paid pursuant to the Financing Documents may only be paid (a) so long as any principal and interest due under the Facility Agreement has been paid and no deferral has occurred and not been made good under Clause 6.5 of the Facility Agreement and (b) so long as the balance standing to the credit of the Debt Service Reserve Account then equals or exceeds the Target Balance;


2.6.5 Distributions: not accept any distribution by way of declared or constructive dividend payments or other payment from the Borrower, if such payment would constitute a breach by the Borrower of any of its obligations under the Facility Agreement;

2.6.6 Management of Borrower: appoint in a timely manner experienced professionals in the paper and pulp industry and experienced finance professionals as general managers (Geschaftsfuhrer) of the Borrower;

2.6.7 Authorisations: assist, where appropriate, the Borrower in obtaining the authorisations required to perform the Project;

2.6.8 Winding Up of Borrower: not sue or commence proceedings against the Borrower or seek a resolution or order for the voluntary winding-up or dissolution of the Borrower and in any dissolution or winding up of the Borrower it shall not demand or sue for any payment in respect of its Shares or Shareholder Loans unless all amounts payable under the Financing Documents have been indefeasibly paid in full;

2.6.9 Reduction of Share Capital: not approve the reduction of or permit the Borrower to reduce its Share Capital unless such reduction is approved by the Majority Lenders;

2.6.10 Voting Rights: refrain from exercising its voting rights and other influence in a way that would not permit the Borrower to fulfil promptly its obligations under the Transaction Documents, and not, without the consent of the Majority Lenders, vote in favour of a redemption (Einziehung) of shares in the Borrower.

2.6.11 Indebtedness: procure that the Borrower does not incur any Financial Indebtedness save for indebtedness stated in Clause 3.2.6 (Indebtedness);

2.6.12 No Encumbrances or Disposals: not dispose of any Shares other than in accordance with the terms of this Agreement and shall not grant any option with respect to, or create, incur, assume or suffer to exist any encumbrance over, any of its Shares or Shareholder Loans in the Borrower other than encumbrances created under the Security Agreements;

2.6.13 Transfer of Shares and Shareholder Loans: concurrently with any permitted transfer of its Shares to a Transferee, it shall also transfer to the Transferee a pro rata portion of any Shareholder Loans then held by it;

2.6.14 Abandonment of Project: in its capacity as a Shareholder, not exercise its voting rights in the Borrower to cause or allow the Project to be abandoned;

2.6.15 Repayment of Borrower Payments: promptly repay to the Borrower any sum received by it (including by way of set-off) from the Borrower (in its respective capacity as Shareholder or as lender of the Shareholder Loans), where the payment of such sum by the Borrower breaches its undertakings under the Facility Agreement or, in the case of a payment under the Shareholder Loans, if such payment was not due;

2.6.16 Amendments to Documents: not agree to any amendment, variation or waiver of or in relation to, the Shareholders' Agreement or any Financing Document to which it is a party that would materially adversely affect the rights of the Lenders under any Financing Document;

2.6.17 Maintain Existence: preserve and maintain its corporate existence and corporate rights (except for a solvent re-organisation previously approved in writing by the Agent) and obtain and maintain in full force and effect all necessary authorisations applicable to it in connection with any Transaction Documents to which it is a party as and when such necessary authorisations are required to be obtained in accordance with applicable law;

2.6.18 Shareholder and Sponsor Information: provide such information as the Agent may reasonably require from time to time with respect to its business or financial condition and any relevant litigation, arbitration or administrative proceeding or claim in which it may from time to time be involved;

2.6.19 Reports: so long as any amount under any of the Financing Documents remains outstanding, provide the Agent, in sufficient copies for each of the Lenders, with the following statements, prepared in compliance with all relevant legal and professional requirements and according to generally accepted accounting principles consistently applied:

   (a) as soon as available, but in any event no later than one hundred and twenty (120) days after the end of each financial year, the audited fiscal year-end financial statements, including the balance sheet, the profit and loss account, the certified auditor's report (Wirtschaftspruferbericht);

   (b) as soon as available, but in any event no later than ninety (90) days after the end of each fiscal half-year, its half-year reports, including the balance sheet and the profit and loss account.

All  such  financial  information  shall  be  in  English  and/or  German;

2.6.20 Mergers: shall not permit the Borrower to merge or consolidate with any other person, enter into any demerger transaction, or participate in any other type of corporate reconstruction without the Majority Lenders' prior written consent;

2.6.21 Competition: shall not (otherwise than as an EPC Contractor) participate in any way in any new pulp mill which is located within a 350 kilometre radius of the Project;

2.6.22 Technical Assistance: procure that the Borrower and its Contractors receive such assistance as may be reasonably desirable or necessary prior to Acceptance in connection with the construction, commissioning, testing, start-up, management, operation and maintenance of the Project;

2.6.23 Financing of ZSG Subsidiaries: provide any additional sponsor support on a several basis required by any Permitted Subsidiaries in connection with the financing of their respective businesses over and above that referred to in Clause 21.2.2 of the Facility Agreement;

2.6.24 Archaeological Discoveries: on a several basis, indemnify and keep indemnified the Borrower against any cost, expense or claim incurred by or asserted against the Borrower in connection with any archaeological investigation commenced in relation to the Site after the date hereof.

The  undertakings of the Shareholders in Clauses 2.6.1, 2.6.2, 2.6.4, 2.6.22 and
2.6.24 shall be deemed to be given also in favour of the Borrower (as third party beneficiary pursuant to Sec. 328 German Civil Code).


3.     REPRESENTATIONS  AND  WARRANTIES

3.1     Individual  Shareholder  Representations  and  Warranties
Each Shareholder, for itself, makes the following representations and warranties:

3.1.1 Corporate Existence and Due Authorisation: it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated hereby, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms;

3.1.2 Authorisations: all necessary authorisations required on the date hereof in connection with its entry into, performance, validity and enforceability of this Agreement and the transactions contemplated hereby have been obtained or effected by the Shareholder and are in full force and effect, such Authorisations have not been modified or amended and there are no proposals to amend or modify the same unless such modification or amendment is not materially adverse in relation to such Shareholder's ability to perform its obligations under this Agreement and/or the validity or enforceability of this Agreement and such Shareholder is not aware of any reason why such necessary authorisations required after the date hereof shall not be obtained or effected;

3.1.3 Tax: under the laws in force on the date hereof in the jurisdiction of its incorporation and the law in force in the jurisdiction from which any amount is payable by it all amounts payable by it under this Agreement can be made free and clear of and without deduction or withholding for or on account of any tax, and no stamp or registration duty or similar taxes or charges are payable in its jurisdiction of incorporation in respect thereof;

3.1.4 No Conflict: the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not:
   (a) conflict with any applicable law or regulation or judicial or official order which could reasonably be expected to have an adverse effect on its ability to perform its obligations under this Agreement; or

   (b)  conflict  with  its  constitutive  documents;  or

   (c) conflict with any document which is binding upon it or upon any of its assets which could reasonably be expected to have an adverse effect on its ability to perform its obligations under this Agreement;

3.1.5     Repayment  of existing Shareholder Loans and distribution of reserves:
No repayment of Shareholder Loans capable of being set off under Clause 2.6.1, Table 2 has been accepted and no reserves have been distributed by the Borrower to the Shareholder's since 31 July 2002;

3.1.6 Litigation: no litigation, arbitration, administrative proceeding or claim relating to it before any court, tribunal, arbitrator or other relevant authority is presently in progress, pending or, to the best of its knowledge, threatened and which, if resolved adversely to it could reasonably be expected to be materially adverse to its ability to perform its obligations under this Agreement and/or the validity or enforceability of this Agreement;

3.1.7 Financial Statements of Shareholder: its most recent audited financial statements:

   (a) were prepared in accordance with accounting principles generally accepted in the country of its incorporation and consistently applied;

   (b) disclose all its material liabilities (contingent or otherwise) and all its unrealised or anticipated losses required to be disclosed by the accounting principles generally accepted in the country of its incorporation; and

   (c) give a true and fair view of its financial condition and operations during the relevant period.

Its  financial  year  end  is  31  December;

3.1.8 No Material Adverse Change in relation to the Shareholder: since the date as at which the latest audited consolidated financial statements were stated to be prepared there has been no material adverse change in its business or financial condition;

3.1.9 Monetary claims by the Shareholders: At Financial Close, no Shareholder has any monetary claims against the Borrower except for the claims under the Shareholder Loans mentioned in Clause 2.6.1, Table 1 and, as far as RWE-IN is concerned, the additional claims under the Pre-Activity Agreement (as defined under the EPC-Contract) and the claims for certain funds which RWE-IN has provided to the Borrower for ancilliary cost in connection with the purchase of the Site in the amount of EUR 1,590,899.

3.2     Additional  Shareholder  Representations  and  Warranties
Each Shareholder, on a several basis, makes the following representations and warranties:

3.2.1 Share Capital: as of the registration of the Shareholder Contributions in accordance with Clause 2.6.1 each Shareholder will be the beneficial owner of the following Shares:



                        Number of        Nominal Value
Shareholder             Shares           of Shares               Percentage
-----------             ---------        -------------           ----------

SP Holding              5                EUR 27,360              63,58 %
                                         EUR 27,360
                                         EUR 9,160
                                         EUR 30,320
                                         EUR 9,442,800

RWE-IN                  4                EUR 51,130              29,42 %
                                         EUR 31,100
                                         EUR 38,970
                                         EUR 4,291,800

FAHR                    3                EUR 27,360                  7 %
                                         EUR 12,940
                                         EUR 1,009,700




and to the best of its knowledge and belief such Shares represent 100 per cent of the Share Capital and no other Shares are currently in issue or proposed to be issued;

3.2.2 Encumbrances: there is no encumbrance and there is no agreement or arrangement to which it is a party or obligation to which it is subject to create or give an encumbrance, in relation to any of the issued or unissued Shares other than encumbrances constituted by the Share Pledge Agreement;

3.2.3 Additional Arrangements: except as provided for in Clause 2.6.1 and except for the compensation payment to Kvaerner plc. in the amount of EUR 478,687, there is no agreement or arrangement to which it is a party or obligation to which it is subject requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the issue, transfer, redemption or repayment of a Share (including, without limitation, an option or right of pre-emption or conversion);

3.2.4 Financial Statements of Borrower: the Borrower's most recent audited consolidated financial statements:

   (a) were prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany and consistently applied;

   (b) disclose all material liabilities (contingent or otherwise) and all unrealised or anticipated losses of any member of the Group required to be disclosed by the accounting principles generally accepted in the Federal Republic of Germany; and

   (c) give a true and fair view of the financial condition and operations of the Group during the relevant period.

The  financial  year  end  of  the  Group  is  31  December;

3.2.5 No Material Adverse Change in relation to the Borrower: since the 31 May 2002 deadline in relation to the Limited Scope Review by PricewaterhouseCoopers dated 19 August 2002 there has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group).

3.2.6 Indebtedness: On the date of signing of this Agreement, the Borrower has no indebtedness, other than:

   (a) Permitted Financial Indebtedness (save for the indebtedness stated in the definition of Permitted Financial Indebtedness under );

   (b) indebtedness for Development Costs and other similar costs in an amount not exceeding EUR 1,300,000 provided for in the Investment and Financing Plan, but not yet calculated or paid;

   (c) indebtedness under the Pre-Activity Agreement (as defined under the EPC Contract) in an amount not exceeding EUR 4,210,000 plus VAT;

   (d) indebtedness to the former shareholders Kvaerner plc in the amount of EUR 478,687 and Thyssen Rheinstahl Technik Projektgesellschaft mbH in the amount of EUR 2,648,000;

   (e) indebtedness for payment of the second purchase instalment for the Site to AIG in the amount of EUR 1,755,686 plus VAT and for obligations under the lease contract, dated 16 May 2002;

   (f) further indebtedness to the Shareholders and AIG which has been waived at the latest on the day after Financial Close;

   (g) indebtedness for the ongoing payments which become due at the date of delivery of the guarantee decision; and

   (h)  further  indebtedness  in  an  amount  not  exceeding  EUR  100,000.

3.3     AIG  Representation
AIG  represents  and  warrants  that:

3.3.1 (i) it has sold the Site to the Borrower for full and valuable consideration, (ii) it has no further claim or rights in respect of the Site against the Borrower except for its entitlement to payment of the purchase price of EUR 1,755,686 plus VAT and to the payment of the claims resulting from the provision of certain funds by AIG for ancilliary costs in connection with the purchase of the Site, in the amount of EUR 546,794 out of the proceeds of an Advance on the first drawdown, and (iii) it knows of no other claims or rights of any other person in relation to the Site other than pursuant to a site lease agreement dated 16 May 2002 and made between the Borrower and AIG and Permitted Encumbrances;

3.3.2 the Site contains no hazardous substances or contamination and to the best of its knowledge having made due enquiry it is not aware of any Environmental Claim in relation to the Site.

3.4 The representations and warranties made in Clauses 3.1, 3.2 and 3.3 are for the benefit of each Lender (which representations and warranties shall survive the execution of this Agreement) and each Shareholder acknowledges that each of the Lenders has entered into the Facility Agreement in reliance on those representations and warranties.

4.     FUNDING  OF  SHAREHOLDER  CONTRIBUTIONS  AND  NATURE  OF  OBLIGATIONS

4.1     Shareholder  Contributions
All Shareholder Contributions have or will be made as Capital Contributions or Shareholder Loans. The proceeds of all future Shareholder Contributions shall be credited to such account in the name of the Borrower as the Agent shall specify in the notice of demand for such payment or, in the absence of any specification, to the Disbursement Account. Prior to making such Shareholder Contributions, each Shareholder shall inform the Agent in writing as to the classification of such payment.

4.2     Satisfaction  of  Obligations
The Shareholders' obligations to fund the amounts set out in Clause 2 shall not be extinguished if and to the extent that, at any time following the making of such payment, all or any portion of such payment is rescinded or must otherwise be returned to the Shareholders upon the insolvency, bankruptcy, reorganisation, winding-up, dissolution or liquidation of the Borrower, a Shareholder or any other person or otherwise. They will however be extinguished, if a Shareholder transfers to a Transferee his Shareholder Percentage and the corresponding part of his Shareholder Loans, and the Transfer Conditions are satisfied. As far as the relevant Shareholder has not assigned the Stand-By Equity Security provided by it to the Transferee, the Lenders shall release such security (to the extent it has not already been utilised under Clause 2.6.2).

4.3     Survival  of  Obligations
The obligations of each Obligor under this Agreement shall not be discharged or affected in any way by reason of:

4.3.1 the avoidability or unenforceability of this Agreement as regards any other Obligor;

4.3.2 the insolvency, bankruptcy, reorganisation, liquidation, winding-up or dissolution of the Borrower or any other Obligor.

4.4     Continuing  Obligations
The  obligations  of  each  Obligor  under  this  Agreement:

4.4.1 shall be in addition to and independent of every assurance, guarantee or security which any Lender may at any time hold for any of the obligations of the Borrower under the Financing Documents;

4.4.2 shall remain in full force and effect as a continuing security until the indefeasible payment in full of all amounts payable under the Financing Documents; and

4.4.3     shall  not  be  discharged,  impaired  or  otherwise  affected  by:
   (a) any failure by any Lender to take any assurance, guarantee or security agreed to be taken by such Lender under or in relation to the Financing Documents;

   (b) time or other indulgence given or agreed to be given by any Lender to the Borrower in respect of its obligations under the Financing Documents or to any person in respect of its obligations under any assurance, guarantee or security relating thereto;

   (c) any amendment to any Financing Document or Project Contract or any such assurance, guarantee or security;

   (d)  any  release  or  exchange  of  any  security;

   (e) any amendment to, or variation of, the constitutive documents of the Borrower; or

   (f) any other act or event (other than an Event of Force Majeure relating to any obligation of an Obligor other than an obligation relating to the payment of money) or omission which (but for this provision) might operate to impair or discharge the obligations hereby created.

4.5     Allocation  of  Liability
Each  Shareholder's liability in connection with Clauses 3.2.1, 3.2.4, 3.2.5 and
3.2.6 is pro rata to the Shareholder Percentage it holds in the Borrower. The same applies to any assumed liabilities of a Shareholder expressed to be pro rata, and also where no express provisions has been made in this Agreement. No Shareholder is under any duty to procure that other Shareholders comply with their obligations under this Agreement.


4.6     Obligations/Representations  of  AIG  and  FAHR
Obligations/representations of AIG and/or FAHR hereunder shall be joint and several obligations/representations of AIG and FAHR.

5.     GUARANTEE

5.1     Guarantee
The  Guarantor  irrevocably  and  unconditionally:

   (a) guarantees to each Lender punctual performance by SP Holding of all the SP Holdings' obligations under this Agreement;

   (b) undertakes with each Lender that whenever SP Holding does not pay any amount when due hereunder, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

   (c) indemnifies each Lender immediately on demand against any cost, loss or liability suffered by that Lender if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Lender would otherwise have been entitled to recover.

5.2     Continuing  Guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by SP Holding hereunder, regardless of any intermediate payment or discharge in whole or in part.

5.3     Reinstatement
If any payment by SP Holding or any discharge given by a Lender (whether in respect of the obligations of SP Holding or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

   (a) the liability of SP Holding shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

   (b) each Lender shall be entitled to recover the value or amount of that security or payment from SP Holding, as if the payment, discharge, avoidance or reduction had not occurred.

5.4     Waiver  of  Defences
The obligations of the Guarantor under this Clause 5 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 5 (without limitation and whether or not known to it or any Lender) including:

   (a) any time period, waiver or consent granted to, or composition with, SP Holding or any other person;

   (b) the release of SP Holding or any other person under the terms of any composition or arrangement with the Borrower of any member of the Group;

   (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, assume or enforce, any rights against, or security over assets of, SP Holding or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

   (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of SP Holding or any other person;

   (e) any amendment (however fundamental) or replacement of a Financing Document or any other document or security;

   (f) any unenforceability, illegality or invalidity of any obligation of any person under any Financing Document or any other document or security; or

   (g)  any  insolvency  or  similar  proceedings.

5.5     Immediate  Recourse
The Guarantor waives any right it may have of first requiring any Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any other person before claiming from the Guarantor under this Clause 5. This waiver applies irrespective of any law or any provision of a Financing Document to the contrary.


5.6     Reserves
Until all amounts which may be or become due and payable by SP Holding under or in connection with this Agreement have been irrevocably paid in full, each Lender (or any trustee or agent on its behalf) may:

   (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

   (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 5.

5.7     Deferral  of  Guarantor's  rights
Until all amounts which may be or become payable by SP Holding under or in connection with this Agreement have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations hereunder:

   (a)  to  be  indemnified  by  SP  Holding;

   (b) to claim any contribution from any other guarantor of SP Holding's obligations under this Agreement; and/or

   (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lenders under the Financing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Financing Documents by any Lender.

5.8     Additional  Security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Lender.

6.     CONFLICT

Notwithstanding any other provision of the Shareholders Agreement or any other Transaction Document, each Obligor agrees that the terms of this Agreement shall, without prejudice to the rights of the Lenders under this or any other Transaction Document, prevail over the rights of the Obligors under any other Transaction Document (excluding the Share Pledge Agreement between SP Holding, RWE-IN and FAHR and the Security Agent dated on or about the date hereof, the provisions of which shall prevail in case of any conflicts between the Share Pledge Agreement and this Agreement).

7.     TAXES

7.1     Payment  and  Gross  Up
All payments by a Obligor under this Agreement shall be made without any deduction or withholding on account of any taxes unless that Obligor is required by law to make such deduction or withholding, in which case the Obligor shall:

7.1.1 ensure that the deduction or withholding does not exceed the minimum amount legally required; and

7.1.2 forthwith pay such additional amounts so as to ensure that the amount received by the recipient will equal the full amount which would have been paid but for such deduction or withholding.

7.2     Stamp  duties  etc
The Shareholders shall pay pro rata all stamp, recording or similar taxes payable in respect of the execution, delivery and enforcement of this Agreement promptly when due.

7.3     Tax  Indemnity
If any Lender is obliged to make any payment on account of taxes referred to in Clause 7.2 the Shareholders shall indemnify such Lender pro rata from any payment on account of such taxes.

8.     INDEMNITIES

8.1     Judgement  Currency
If any sum due from an Obligor under this Agreement or under any order or judgement given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Agreement or under such order or judgement into another currency (the "second currency") for the purpose of:

   (a)  making  or  filing  a  claim  or  proof  against  such  Obligor;  or

   (b) obtaining an order of judgement given or made in relation hereto, the Obligor shall on demand of the Agent pay to the Agent (or such person as the Agent may nominate) for account of each of the persons to whom such sum is owed an amount sufficient to indemnify such person from and against any loss suffered as a result of any discrepancy between:

        (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

       (ii) the rate of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

The obligations of each Obligor under this Clause 8.1 are separate from its other obligations under this Agreement and shall survive the giving or making of any judgement or order in relation to all or any of such other obligations.

8.2     Preservation  and  Enforcement  Rights
The Shareholders shall on a several basis from time to time pro rata on the basis of their then current shareholding on demand of the Agent reimburse the Lenders for all reasonable costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred by them in connection with the preservation and/or enforcement of any of the rights of the Lenders under this Agreement.

9.      ASSIGNMENTS  AND  TRANSFER

9.1     Assignments  and  Transfers  by  the  Shareholders
No Obligor shall assign or transfer all or any of its rights, benefits and obligations under this Agreement other than in accordance with the terms hereof.

9.2     Assignments  and  Transfers  by  the  Lenders
Each of the Lenders may at any time assign all its rights and benefits under this Agreement or transfer its rights and obligations under this Agreement in whole or in part to any other bank or financial institution in accordance with the Facility Agreement.

10.      REMEDIES  AND  WAIVERS,  CUMULATIVE  RIGHTS,  PARTIAL  INVALIDTY

10.1     Remedies  and  Waiver
No failure to exercise, nor any delay in exercising, on the part of the Lenders, any right or remedy under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

10.2     Cumulative  Rights
The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights and remedies provided in the Financing Document or by law.

10.3     Partial  Invalidity
Should any provision of this Agreement be invalid or unenforceable, in whole or in part, or should any provision later become invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement. In lieu of the invalid or unenforceable provision another reasonable provision shall apply, which as far as legally possible comes as close as possible to the intention of the contracting parties, or to what would have been their intention, in correspondence with the spirit and the purpose of this Agreement, had the parties upon entering into this Agreement taken into consideration the invalidity or unenforceability of the respective provision.

11.     NOTICES

11.1     Communications  in  Writing
Each communication to be made under this Agreement will be made in writing and, unless otherwise stated, will be made by fax or letter. Each communication will be in English.

11.2     Addresses
Any communication or document to be made or delivered pursuant to this Agreement will (unless the recipient of such communication or document has, by fifteen
(15) days' written notice to the Agent, specified another address or fax number) be made or delivered to the address set out below:

(a)     to  the  Borrower:

        Zellstoff  Stendal  GmbH
        Niedergorner  Damm  1
        D-39596  Arneburg

        attn.:     Wolfram  Ridder

        Tel.:     +49  -  39321  -  50321

        Fax.:     +49  -  39321  -  50422

(b)     to  the  Arranger:

        Bayerische  Hypo-  und  Vereinsbank  AG
        Am  Tucherpark  1  (FPA13)
        D  -  80538  Munchen

        attn.:     Marc  Thumecke

        Tel.:     +49  -  89  -  378  -  21654

        Fax.:     +49  -  89  -  378  -  41518

(c)     to  the  Agent  and  the  Security  Agent:

        Bayerische  Hypo-  und  Vereinsbank  AG
        Am  Tucherpark  1  (FPA13)
        D  -  80538  Munchen

        attn.:     FPA  Agency

        Tel.:     +49  -  89  -  378  -  29541

        Fax.:     +49  -  89  -  378  -  41517

(d)     to  the  Lenders:

        to the contact address as set out in Schedule 5 (Lenders and Commitments) of the Facility Agreement

(e)     to  Mercer  International:

        Mercer  International,  Inc.
        c/o  Heller  Ehrman  White  &  McAuliffe
        701  Fifth  Avenue

        Seattle,  WA  98104-7098
        United  States  of  America

        attn.:     David  Wilson

        Fax.:     +1  -  206  -  4467  -  0900

        with  a  copy  to:

        Mercer  International,  Inc.
        Schutzengasse  32
        CH  -  8001  Zurich

        attn.:  Jimmy  S.H.  Lee

        Tel.:     +41  -  43344  7070

        Fax.:     +41  -  43344  7077

(f)     to  RWE-IN:

        Sonnenwall  85
        D  -  47051  Duisburg

        attn.:     Norbert  Kreutzer

        Tel.:     +49  -  203  -  309  1066

        Fax.:     +49  -  203  -  309  1048

(g)     to  AIG:

        AIG  Altmark  Industrie  AG
        Niedergorner  Damm  1
        D-39596  Arneburg

        attn.:     Harald  Gatzke,  Heinz  Peter  Heinen

        Tel.:     +49  -  39321  -  50310

        Fax.:     +49  -  39321  -  50322

(h)     to  SP  Holding:

        Stendal  Pulp  Holding  GmbH
        Charlottenstr.  59

        D-10117  Berlin

        attn.:     Wolfram  Ridder

        Tel.:  0049  -  30  -  2094  5812

        Fax:  0049  -  30  -  2094  5811

(i)     to  FAHR:

        FAHR  Beteiligungen  AG
        Dillenburger  Strasse  69
        D-50115  Koln

        attn.:     Heinz  Peter  Heinen,  Johann  Georg
                   Zimmermann

        Tel.:     +49  -  221  822  -  1704

        Fax.:     +49  -  221  822  -  6403

11.3     Delivery

Any communication or document to be made or delivered by one person to another pursuant to this Agreement will (if by way of fax) be deemed to have been received when transmission has been completed and evidenced by a positive transmission statement (and, if such date is not a Business Day or if transmission is completed after 5.30 p.m. in the place of receipt on a Business Day, will be deemed to have been received on the next Business Day) or (if by way of letter) deemed to have been delivered when left at that address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address, provided that any communication or document to be made or delivered to the Agent will be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department identified in Clause 11.2(c) (or such other department or officer as the Agent shall from time to time specify for this purpose).

12.     COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument.

13.     PROCESS  AGENT

13.1 Mercer International herewith designates and appoints SP Holding as it authorised agent upon which process may be served.

13.2 If SP Holding is not or ceases to be effectively appointed to accept service of process on Mercer International, Mercer International shall appoint a further person in Germany to accept service of process on its behalf and, failing such appointment within fifteen (15) Business Days, the Agent shall be entitled to appoint such a person by written notice to Mercer International. For this purpose, Mercer International irrevocably appoints the Agent as its attorney-in-fact. Sec. 181 German Civil Code shall not apply to this power-of-attorney. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

13.3 Any Shareholder or Sponsor which is not incorporated in Germany shall designate and appoint an authorised agent for service of process and, failing such appointment within fifteen (15) Business Days, the Agent shall be entitled to appoint such a person by written notice to that Shareholder or Sponsor, as the case may be.

14.     GOVERNING  LAW

This Agreement will be governed by, and construed in accordance with, the laws of the Federal Republic of Germany.

15.     JURISDICTION

The exclusive place of jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement is Munich. The Lenders, the Agent and the Security Agent, may, however, also commence proceedings before any court in which assets of the Shareholders, the Sponsors or the Guarantor are situated. Mandatory places of jurisdiction remain unaffected.

                                   SCHEDULE 1
                           Terms Of Shareholder Loans

                     SUBORDINATED SHAREHOLDER LOAN AGREEMENT
                                  dated [    ]

[Insert Name] having its registered office at [    ] (hereinafter referred to as
the  "Lender")

                                       and

Zellstoff Stendal GmbH, having its registered office at Niederg rner Damm 1, 39596 Arneburg, Federal Republic of Germany (hereinafter referred to as the "Borrower")

1.      LOAN  PRINCIPAL  AND  PAYMENT

1.1     The  Lender hereby grants to the Borrower a loan in the aggregate amount
of EUR [  ] (in words: Euro [    ]) (hereinafter referred to as the "Shareholder
Loan")  in  accordance  with  the  terms  and  conditions  of  this  agreement
(hereinafter  referred  to  the  "Shareholder  Loan  Agreement").

1.2     The  Shareholder  Loan  shall  be  due  for  disbursement  on  [    ].

1.3 The Shareholder Loan shall be repaid in full, including but not limited to principal and any accrued unpaid interest, on [date] subject to the prior repayment in full by the Borrower of all outstanding amounts payable pursuant to that certain facility agreement in an aggregate amount of EUR 827,950,000 made between Bayerische Hypo-und Vereinsbank AG and Zellstoff Stendal GmbH dated 26 August 2002 (the "Facility Agreement").

2.     INTEREST

2.1     The  Shareholder  Loan  shall  bear  interest  at  a  rate  of  7%  p.a

2.2 The interest shall be due and payable in arrears semi-annually on 31 March and 30 September of each year, the first interest payment being due and payable no earlier than the First Repayment Date.

2.3 Should any payment of interest under this Shareholder Loan Agreement involve any infringement by the Borrower of any other contract that is binding on the Borrower, including without limitation the Facility Agreement, the relevant interest payment shall be deferred until the next due date provided for in Clause 2.2 above and on which it is possible for the Borrower to make such interest payment without infringing any other contractual obligation. This Clause 2.3 shall be valid until the Borrower has satisfied its obligations to the Lenders under the Facility Agreement and the financing documents connected therewith.

2.4 The Borrower agrees that any interest due and payable on the Shareholder Loan shall be paid with priority from funds available in the Shareholders' Account established pursuant to the Facility Agreement.

3.     STATUS  OF  LOAN

The Shareholder Loan is subordinated to all other obligations of the Borrower, in particular to all its obligations under and in connection with the Facility Agreement. Therefore, in the event of any excess of liabilities over assets ( Uberschuldung) of the Borrower which would exist without having regard to the subordination or an insolvency or a liquidation of the Borrower, the Shareholder Loan will only be repaid to the Lender upon the full discharge of the Borrower's obligations, including all interest due and payable, towards all creditors which have a right to preferential payment. For the avoidance of doubt, creditors with right to preferential payment are all creditors whose claims and rights against the Borrower are not subordinated to the Lender's claims and rights.

4.     TERMINATION

The Shareholder Loan may only be prematurely terminated and repaid, in full or in part, upon the prior written consent of Bayerische Hypo-und Vereinsbank AG as Agent under the Facility Agreement and the guarantors under the state guarantee issued by the Federal Republic and the State of Sachsen-Anhalt dated 20 June 2002.

5.     LAW  AND  JURISDICTION

5.1 This Shareholder Loan shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

5.2 The courts in Frankfurt shall have non-exclusive jurisdiction in respect of any dispute arising out of or in connection with this Shareholder Loan.

6.     LANGUAGE

This Shareholder Loan Agreement has been translated into English for convenience purposes only. The German language version of this Shareholder Loan Agreement shall prevail over any translation of this Shareholder Loan Agreement.



----------------------------------        ------------------------------------
Place,  Date          (Borrower)          Place,  Date               (Lender)

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written:



Zellstoff  Stendal  GmbH  as  Borrower


By:
          ------------------------            ------------------------------
          Name:                               Name:
          Title:                              Title:

Address:  Niedergorner  Damm  1
          39596  Arneburg
          Federal  Republic  of  Germany



Bayerische  Hypo-  und  Vereinsbank  AG  as  Arranger, Agent, Security Agent and
Lender



By:
          ------------------------            ------------------------------
          Name:                               Name:
          Title:                              Title:

Address:  Am  Tucherpark  16
          80538  Munchen
          Federal  Republic  of  Germany

Mercer  International,  Inc.  as  Sponsor  and  Guarantor

By:
          ------------------------
          Name:
          Title:

Address:  c/o  Heller  Ehrman  White  &  McAuliffe
          701  Fifth  Avenue
          Seattle,  WA  98104-7098
          United  States  of  America


AIG  Altmark-Industrie  AG  as  Sponsor

By:
          ------------------------            ------------------------------
          Name:                               Name:
          Title:                              Title:

Address:  Niedergorner  Damm  1
          39596  Arneburg
          Federal  Republic  of  Germany


RWE  Industrie-Losungen  GmbH  as  Sponsor  and  Shareholder

By:
          ------------------------            ------------------------------
          Name:                               Name:
          Title:                              Title:

Address:  Sonnenwall  85
          47051  Duisburg

          Federal  Republic  of  Germany
          FAHR  Beteiligungen  AG  as  Sponsor  and  Shareholder

By:
          ------------------------            ------------------------------
          Name:                               Name:
          Title:                              Title:

Address:  Dillenburger  Stra  e  65
          50115  Koln
          Federal  Republic  of  Germany


Stendal  Pulp  Holding  GmbH  as  Shareholder

By:
          ------------------------            ------------------------------
          Name:                               Name:
          Title:                              Title:

Address:  Charlottenstr.  59
          D-10117  Berlin